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                                                                    EXHIBIT 99.4

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                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF TWO WAYS:

        1. Call toll free 1-800-786-5219 from a Touch Tone telephone and follow the instruction listed below. There is NO CHARGE to you for this call.

                                      OR
                                      --
        2. Mark, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope.

                                  PLEASE VOTE
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                               VOTE BY TELEPHONE

                     QUICK***EASY***TOLL FREE***IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

  You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

OPTION #1. To vote as the Board of Directors recommends on BOTH proposals.
           Press 1.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2. If you choose to vote on each proposal separately, press 0,
           You will hear these instructions:

  Proposal 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

  Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0,

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

         PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY PHONE.

             CALL**TOLL FREE**ANYTIME FROM A TOUCH TONE TELEPHONE

                                1-800-786-5219

                   There is NO CHARGE to you for this call.